Trader Acceptance Bill Discount Limit Contract

Contract No.: Shen Fa Ai Guo Lu Shang Zi No. 816070618014

☐ Out of limit

☐ Within limit                    Comprehensive Credit Line Contract No.:

Shen Fa                                   Zong Zi No.

This Contract is entered by and between:

Party A (the “Discounter”): Shenzhen Development Bank Shenzhen Aiguolu Sub-Branch, with its address at F/l 1, Jintong Building, No. 1058, Aiguo Road, Shenzhen;
Tel: 25409815, Fax: 25420425
Person in Charge: Fu Nannan Title: President

And

Party B (the “Applicant”): Shenzhen Highpower Technology Company Limited, with its address at Building A2, Luoshan Industrial Zone, Shanxia, Pinghu Town, Longgang District, Shenzhen
Tel: Fax:
Person in Charge: Pan Dangyu Title: Chairman

Party B has applied to Party A for discount limit for guaranteed trader acceptance bills, and Party A, upon review, has agreed to grant the said discount limit for guaranteed trader acceptance bills (the “Discount Limit”). In accordance with the relevant laws and regulations, the Parties, upon consultation, hereby enter into this agreement as follows, and are willing to abide by all the terms hereof.

Article 1     Type of Discount Limit

1.	Bill of exchange discount: Party A undertakes to discount following trader acceptance bill(s) (marked with “√”), subject to its review in accordance with Party A's rules.

☐√ Trader acceptance bill(s) issued by Party B

☐ Trader acceptance bill(s) endorsed and transferred by Party B

☐ Trader acceptance bill(s) held by Party B

2.	Maximum amount of limit: (converted to) RMB (currency) (in words) Fifty Million Yuan Only .

3.
Valid term of limit: 12 months from 20 June 2007 to 20 June 2008 , during which any applicant in virtue of a trader acceptance bill(s) accepted or endorsed for transfer by Party B, or Party B itself, may apply for discount granted by Party A. The discount limit may be used on a rolling basis for multiple times, and the amount, term and other items of each discount shall be agreed upon by the Discounter and the discount applicant and set forth in a relevant contract, provided that the outstanding amount within the credit limit shall be no more than the maximum credit limit.

The starting date of any such discount hereunder shall be within the valid term of credit limit, and the termination date of the discount shall be subject to the provisions set forth in the related contract for discount of accepted bill.

4.
Security: Party B shall pay a security equal to / % of the credit limit, and the account No. of the security is: / , and the interest rate on the security shall be / . This section 4 shall remain valid where any other provision hereof becomes invalid.

Article 2     Trader acceptance bill

Any trader acceptance bill as referred to in Section 1.1 hereof shall be based on true and lawful commodity trading.

Article 3     Discounter

Party A is the Discounter.

Party A may authorize any other subsidiary of Shenzhen Development Bank as a Discounter.

Article 4     Discount Applicant (holder of trader acceptance bill) (marked with “√”)

☐ A discount applicant must be a direct customer of Party B, which means the payee on a trader acceptance bill issued and accepted by Party B, and the said acceptance bill has not been endorsed for transfer.

☐ A discount applicant must be the holder of a trader acceptance bill issued and accepted by Party B.

☐ A discount applicant must be the holder of a trader acceptance bill endorsed for transfer by Party B.

☐ A discount applicant must be Party B.

Article 5 Guaranteed discount/enquiry of a trader acceptance bill (marked with “√”)

☐ Party B shall, before it issues and accepts or endorses for transfer any trader acceptance bill, apply to Party A and obtain Shenzhen Development Bank Letter of Guaranteed Discount for Trader Acceptance Bill, or otherwise Party A shall not be obliged to perform any guaranteed discount for such trader acceptance bill.

☐ Before Party A grants discount to any trader acceptance bill issued and accepted or endorsed for transfer by Party B, it shall obtain confirmation from Party B on such trader acceptance bill. The method of enquiry as agreed upon by the Parties is: upon the receipt of the discount application by a holder, Party A will fill in and complete the Shenzhen Development Bank Enquiry and Reply Letter for Trader Acceptance Bill, which will be delivered in person to Party B together with a photocopy of the trader acceptance bill in question. After having received and verified the said trader acceptance bill, Party B shall render its reply in writing, affix the corporate seal of Party B, the seal of the legal representative of Party B and the signature of the handling person, and return the said letter to Party A in person. Party B shall leave in advance with Party A the imprints of its seals and signatures to be affixed on such Shenzhen Development Bank Enquiry And Reply Letter for Trader Acceptance Bill.

☐                   /

                  /

                  /

Article 6     Party B’s Responsibilities

Where any discounted amount paid by Party A in accordance with this Contract and a contract for discount of accepted bill has not be repaid upon maturity (including any early maturity), Party B shall be liable to repay the said amount (where Party B is the discount applicant) or shall bear joint and several liability for the repayment of the said amount (where Party B is not the discount applicant). The term of guarantee shall be two years in addition to the period from the first date when the specific contract for discounting of trader acceptance bill takes effect to mature date of the amount under the said contract.

Article 7     Guarantee for the discount credit limit (marked with “√”)

☐ By credit, no guarantee required from Party B.

☐√ The guarantee for the discount credit limit shall be in the form of 1 as follows:

1.
All debts of Party B hereunder shall be guaranteed by Huizhou Huali Energy Materials Co., Ltd., who shall have joint and several liability for such debts, and enter into a guarantee contract of maximum amount with Party A (Contract No.: Shen Fa Ai Guo Lu Er Bao Zi No. 816070618015).

2.
All debts of Party B hereunder shall be secured/pledged by _______/_______, with all or any of its _________/__________ (property) disposable under the law, who shall enter into a mortgage/pledge guarantee contract of maximum amount with Party A (Contract No. Shen Fa _/_ Er Di/Zhi Zi No. ________/_________).

3.
All debts of Party B hereunder shall be guaranteed by Pan Dangyu, who shall have joint and several liability for such debts, and enter into a guarantee contract of maximum amount with Party A (Contract No.: Shen Fa Ai Guo Lu Er Bao Zi No. 816070618016).

Article 8 Early Maturity

In case of any of the following events, all debts of Party B hereunder shall be deemed as mature, and Party A shall immediately have the right of recourse against Party B upon discovery of such case, and shall be entitled to cease the grant of any outstanding discount amount hereunder.

1.	Party B has breached any of its obligations hereunder, or Party B has expressly stated that it will not perform any obligation hereunder or has indicated so through its acts;

2	Party B winds up against or out of its own will;

3	Party B has provided false documents or covered up important business or financial facts;

4	Party B has experienced financial losses;

5	Party B’s relevant project plan was cancelled or unable to be implemented;

6
Party B has obtained any loan or credit limit from Party A or any other bank by way of any false contract with any of its affiliates, through discount or pledge of any creditor’s rights such as notes receivable based on no actual trade transactions;

7.	Party B has deliberately tried to evade creditor’s rights of any bank, by way of affiliated trade or otherwise;

8
Party is subject to any administrative sanctions or investigation with threatened administrative sanctions by relevant authorities due to its business operations in violation of any law or regulations;

9.	Party B has undergone any split, merger, significant consolidation, acquisition for restructuring, liquidation, reorganization, cancellation, declared bankruptcy, or dissolution;

10	Party B is subject to any litigation or arbitration due to its breach of any other similar contract with Party A or any other third party, or due to any dispute arising there from;

11.
The controlling shareholder of Party B has transferred any share of Party B held by it, or there has been any material change with the controlling shareholder, actual controller, legal representative, or senior management of Party B, including but not limited to any administrative or criminal sanctions already imposed or subject to investigation with threatened administrative or criminal sanctions due to its business operations in violation of any law or regulations, occurrence of any litigation or arbitration, serious deterioration of financial situation, declaration of bankruptcy or dissolution.

12
Any guarantor of a guarantee contract is in breach of contract, including but not limited to any false statements in the documents or formalities in connection with the guarantee, any breach by the guarantor of any credit line contract, guarantee contract or any other similar contract between the guarantor and Party A or any other third party, or any litigation or arbitration arising from such contracts, winding up against or out of its own will, any material business mismanagement, any administrative or criminal sanctions already imposed or subject to investigation with threatened administrative or criminal sanctions due to its business operations in violation of any law or regulations, evading or neglecting creditor’s rights of any bank, merger, acquisition for restructuring, or any other circumstance which may impair the guarantee capability of the guarantor.

13.	Any other circumstance which endangers or threatens to endanger the security of loans granted by Party A

Article 9 Special covenants on credit line and affiliated transactions of institutional client

I.     An institutional client refers to a legal person enterprise or entity having the following characteristics:

1.	controlling, or controlled by, directly or indirectly, through ownership shares or business management, any other legal person enterprises or entity;

2.	under the common control of a third party legal person enterprise or entity;

3.
under the common control, directly or indirectly, of the major individual investor, key management member or family members in close relation therewith (including lineal family members of 3 generations and collateral family members of 2 generations)

4.	any other affiliation where assets or profits may not be transferred at a fair price, which shall be deemed as an institutional client in terms of credit management.

II.     In case of an institutional client, Party B shall report to Party A in writing any affiliated transaction with a total value equals to over 10% of its net assets, within 10 days after such transaction. The report shall cover the affiliation of the parties to the transaction, items and nature, amount or corresponding proportion of the transaction, and pricing polices (including any transaction without a price or with a virtual price).

Article 10.     Amendments and Termination

This agreement may be amended or terminated upon consensus through consultation of the Parties in the form of writing.

Article 11     Miscellaneous

1.
During the effective term of this Contract, any excuse or grace of Party A on any breach of Party B, or any delay in exercising the rights Party A is entitled to hereunder during the term hereof, shall not damage, impair or restrict Party A from all the rights Party A is entitled as a creditor hereunder and any applicable law and regulations, nor shall it constitute as a persimmon or acceptance by Party A of any act impairing this Contract, nor as a waiver by Party A of any right, now or in the future, to take actions against such breach.

2.
Where this Contract is held invalid in part or in whole for any reason under the law, Party B shall continue to perform all of its obligations for repayment. In this event, Party A shall be entitled to terminate this Contract, and immediately recourse the loan principles and interests and any other amounts due hereunder from Party B.

3.	Any notice in connection with this Contract between the Parties shall be given in writing.

Article 12     Representations and Warranties by Party B

Party B has the qualification as required by the law to execute and perform this Contract, and the execution and performance of this Contract has been fully authorized by its Board of Directors and any other competent organization (where necessary).

Party B warrants that all application documents are true, lawful and valid, free from any material mistake in non-compliance with any fact or omission of any material fact.

Party B undertakes to notify Party A in writing within 10 days in case of any change in its domicile, correspondence address, telephone number, business scope or legal representative. If Party B fails to perform the above notification obligation, any notice or document given by Party A at the original correspondence address shall be considered duly delivered.

Party B is fully aware of and has understood all terms in this Contract and the execution of this Contract is its true will.

Article 13     Applicable Law and Dispute Settlement

This Contract has been made in accordance with the law of the People’s Republic of China and shall be governed by the law of the People’s Republic of China. In case of any dispute arising during the performance of this Contract, the Parties shall resolve such dispute through consultation or mediation. Should such consultation or mediation fail to resolve such dispute, the dispute shall be resolved according to the method stipulated Section 1 below.

1.	Bringing the case before the People’s Court in jurisdiction over the place where Party A is located.

2.	Bringing the case before / for arbitration.

3.
If after the notarization regarding the enforceability by the parties, Party B refuse to perform all or part of its obligations hereunder, Party A may apply for a certificate of enforcement to the original notarization body, and apply for enforcement to a competent people’s court (the people’s court with jurisdiction over the domicile of the person against whom enforcement is instituted or the location of the properties of the person against whom the enforcement is instituted) by submitting the original notary certificate and the said certificate of enforcement.

4.     ____________________/__________________________________.

Article 14     Conditions for this Contract to take effect or loss effect

1.	Conditions for this Contract to take effect (Mark the option with “√”)

☐ The loans hereunder are guaranteed loans, so this Contract shall only take effect after following conditions are met:

(1)	execution by and affixed with seals of the Parties.

(2)	execution of the related guarantee contract (including provisions on the amount of security and security of guarantee), and the completion of the required formalities for registration.

☐ The loans hereunder are credit loans, so this Contract shall take effect upon execution by and affixed with seals of the Parties.

2.	Conditions for this Contract to loss effect: Party B has paid up all the principles and interests as well as other costs and expenses arising hereunder.

Article 15     Other matters agreed by the Parities: __________/____________

_____________________________/________________________________

_____________________________/________________________________

Article 16     This Contract shall be made in four counterparts, three for Party A, and one for Party B as well as each of ____/___, ___/____, ___/___. Each counterpart of this Contract shall have the same effect.

Seal of Party A: (seal of Shenzhen Development Bank Shenzhen Ai Guo Lu Sub-Branch)

Signature of person in charge or authorized representative: /s/ Fu Nannan

18 June 2007

Seal of Party B: (seal of Shenzhen Highpower Technology Company Limited)

Signature of person in charge or authorized representative: /s/ Pan Dangyu

18 June 2007